Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-140652 on Form S-8 of our report dated March 21, 2008, relating to the financial statements of National CineMedia LLC appearing in this Current Report on Form 8-K/A of National CineMedia, Inc. dated November 12, 2008.

/s/ Deloitte & Touche LLP

Denver, Colorado

November 12, 2008